Exhibit 99.1

For Immediate Release

Janel World Trade, Ltd. CLOSES ON CAPITAL RAISE

JAMAICA, NY – October 30, 2013 -- Janel World Trade, Ltd. (OTCQB:  JLWT), a full-service global provider of integrated transportation logistics, announced today that it has closed on the agreement that was executed on October 6, 2013 for a $500,000 investment from an investor in exchange for newly issued shares of the company’s common stock at a price of $0.065. The company intends to use the proceeds from the sale for general working capital purposes. In connection with the sale, the company issued five-year warrants to the investor for up to an additional $1,000,000 investment upon exercise for additional newly issued shares of the company’s common stock at a price of $0.08.

The offer and sale of the shares have not been registered under the Securities Act of 1933, as amended, and the shares may not be offered or sold in the United States absent registration under such act and applicable state securities laws or an applicable exemption from those registration requirements. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such jurisdiction.

Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe," "estimate," "project," "intend," "expect" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, the Company's dependence upon conditions in the air, ocean and land-based freight forwarding industry, the size and resources of many competitors, the need for the Company to effectively integrate acquired businesses and to successfully deliver its primary services, and other risks detailed in the Company's periodic report filings with the Securities and Exchange Commission, including its most recent Form 8-K, Form 10-Q and Form 10-K filings. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

Contact:

Janel World Trade

150-14 132nd Avenue

Jamaica, New York 11434

(718) 527-3800

www,janelgroup.net